UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

October 11, 2005

FIRST ADVANTAGE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

Delaware	001-31666	61-1437565
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Progress Plaza, Suite 2400

St. Petersburg, Florida 33701

(Address of principal executive offices)

(727) 214-3411

(Registrant’s telephone number)

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 14, 2005, First Advantage Corporation (“First Advantage”) consummated the acquisition of the Credit Information Group (“CIG”) Business and related businesses from The First American Corporation (“First American”). The acquisition of this Business by First Advantage is a transaction between businesses under the common control of First American. In acquisitions of businesses under common control, the acquiring company generally records acquired assets and liabilities at historical cost. Historical income statements of the acquirer are restated to include operations of the acquired business at historical cost assuming the acquisition was completed at the beginning of the respective period. Included as Exhibit 99.1 is the unaudited combined quarterly financial information by segment for the six months ended June 30, 2005 and the two years ended December 31, 2004.

On September 20, 2005, First Advantage issued a press release regarding the restructuring of their business segments to reflect the realignment of the company’s business lines following the recent acquisition of the CIG Business, as well as to better structure the company for continued strategic growth. A description of the businesses included in each segment is included in the press release. A copy of this release is being furnished as Exhibit 99.2.

The following table shows the realigned reportable segments:

Previous reportable segments

Enterprise Screening

Risk Mitigation

Consumer Direct

Corporate and Eliminations

New reportable segments

Lender Services

Data Services

Dealer Services

Employer Services

Multifamily Services

Investigation and Litigation Support Services

Corporate and Eliminations

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

99.1	First Advantage unaudited combined quarterly financial information by segment for the six months ended June 30, 2005 and the two years ended December 31, 2004

99.2	Press release, dated September 20, 2005, issued by First Advantage

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST ADVANTAGE CORPORATION

By:	/s/ John Lamson
Name:	John Lamson
Title:	Executive Vice President and Chief Financial Officer

Dated: October 11, 2005